Exhibit 5.1
December 13, 2010
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Cardinal Health, Inc.
$500,000,000 4.625% Notes due 2020
Ladies and Gentlemen:
          I am Vice President and Associate General Counsel of Cardinal Health, Inc., an Ohio corporation (the “Company”), and I and other attorneys in the Company’s Legal Department have acted as counsel to the Company in connection with the issuance and sale of $500,000,000 aggregate principal amount of 4.625% Notes due 2020 (the “Notes”), subject to the terms and conditions set forth in the Underwriting Agreement, dated as of December 8, 2010 (the “Underwriting Agreement”), among the Company and each of the underwriters named on the signature pages thereto. The Notes are to be issued under an Indenture dated as of June 2, 2008 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
          In that connection, I, or other attorneys in the Company’s Legal Department, have reviewed originals or copies of the following documents:
(a)	the Underwriting Agreement;

(b)	the Indenture;

(c)	the form of the Notes;

(d)	the registration statement on Form S-3 (Registration No. 333-169073) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on August 27, 2010 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, being hereinafter collectively referred to as the “Registration Statement”);

(e)	the prospectus dated August 27, 2010, forming a part of the Registration Statement with respect to the offering from time to time of the Company’s securities (the “Base Prospectus”), as supplemented by the final prospectus supplement dated December 8, 2010 relating to the Notes (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the forms filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”); and
(f)	Originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as I have deemed necessary as a basis for the opinions expressed below.
          In my review, I have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to me and the conformity to authentic originals of any documents submitted to me as copies. I have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that the Indenture has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, each party thereto, other than the Company, enforceable against each such party in accordance with its terms. Further, this opinion is limited to the laws of the State of Ohio.
          Based upon the foregoing, and upon such other investigation as I have deemed necessary and subject to the qualifications set forth below, I am of the opinion that:
          The Indenture and the Notes have been duly authorized, executed and delivered by the Company.
     I understand that this opinion is to be used in connection with the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption “Legal Matters.” In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Rylan O. Rawlins

Rylan O. Rawlins
Vice President and Associate General Counsel — Cardinal Health, Inc.

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